Exhibit 99.5

MCE Finance Limited

Offer to exchange any and all outstanding 10.25% Senior Notes due 2018, issued on May 17, 2010
(CUSIP Nos. 55277B AA3, G59301 AA2; ISIN US55277BAA35, USG59301AA28),
for an equal principal amount of
10.25% Senior Notes due 2018 that have been registered under the
Securities Act of 1933, as amended
(CUSIP Nos.           ; ISIN           ),
pursuant to the prospectus dated          , 2010

To Our Clients:

We are enclosing herewith (i) a Prospectus, dated          , 2010 (as the same may be amended, supplemented or modified from time to time, the “Prospectus”), of MCE Finance Limited (the “Issuer”) and the guarantors listed on Annex A hereto (the “Guarantors”), (ii) a related Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by the Issuer to exchange the 10.25% Senior Notes due 2018 (the “Exchange Notes”), which are unconditionally, fully and irrevocably guaranteed by the Guarantors, and which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) for the 10.25% Senior Notes due 2018 (the “Initial Notes”), which are unconditionally, fully and irrevocably guaranteed by the Guarantors, and were issued on May 17, 2010, upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal and (iii) an Instruction to Registered Holders and/or Book-Entry Transfer Participant From Beneficial Owner (the “Instruction Letter”).

The Issuer has filed a registration statement, which became effective under the Securities Act on          , 2010, to register the Exchange Notes under the Securities Act.

PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON          , 2010 UNLESS EXTENDED.

We are the holder of record of Initial Notes for your account. A tender of such Initial Notes can be made only by us as the record holder pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Initial Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Initial Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may make on your behalf the representations and warranties contained in the Letter of Transmittal. In this regard, please complete the enclosed Instruction Letter and return it to us as soon as practicable.

Pursuant to the Letter of Transmittal, each tendering holder of Initial Notes (a “Holder”) will represent to the Issuer and the Guarantors that (i) the Exchange Notes to be acquired pursuant to the Exchange Offer will be acquired in the ordinary course of business of the person acquiring the Exchange Notes, whether or not such person is the Holder, (ii) neither the Holder nor any person receiving any Exchange Notes directly or indirectly from the Holder pursuant to the Exchange Offer (if not a broker-dealer referred to in the last sentence of this paragraph) is engaged or intends to engage in, or is participating or intends to participate in, the distribution of the Exchange Notes and none of them have any arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iii) the Holder and each person receiving any Exchange Notes directly or indirectly from the Holder pursuant to the Exchange Offer acknowledge and agree that any broker-dealer or any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes (x) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person, (y) cannot rely on the position of the staff of the Securities and Exchange Commission (the “Commission”) set forth in no-action letters issued to unrelated third parties (including Morgan Stanley and Co., Inc. (available

June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters) and (z) in the European Economic Area, will not make an offer or sale which will require the Issuer to publish a prospectus pursuant to Article 3 of the Prospectus Directive, (iv) the Holder and each person receiving any Exchange Notes directly or indirectly from the Holder pursuant to the Exchange Offer understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement, (v) neither the Holder nor any person receiving any Exchange Notes directly or indirectly from the Holder pursuant to the Exchange Offer is an “affiliate,” as defined under Rule 144 under the Securities Act, of the Issuer or any Guarantor or if it is such an “affiliate”, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (vi) if the Holder is a broker-dealer, it did not purchase the Initial Notes to be exchanged for Exchange Notes from either the Issuer, any Guarantor or any of their affiliates, and it will acquire the Exchange Notes for its own account in exchange for Initial Notes that were acquired as a result of market-making or other activities, (vii) neither the Holder nor any person receiving any Exchange Notes directly or indirectly from the Holder pursuant to the Exchange Offer is prohibited by any law or policy from participating in the Exchange Offer, (viii) the Holder and each person receiving any Exchange Notes directly or indirectly from the Holder pursuant to the Exchange Offer acknowledges and agrees that, if it is located in a member state of the European Economic Area which has implemented Directive 2003/71/EC (the “Prospectus Directive”), it is either (x) a legal entity authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or (y) a legal entity which has two or more of: (a) an average of at least 250 employees during the last financial year; (b) a total balance sheet of more than €43,000,000; and (c) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts and that, in each case, it will not make any offer which will require the Issuer to publish a prospectus pursuant to Article 3 of the Prospectus Directive, (ix) the Holder and each person receiving any Exchange Notes directly or indirectly from the Holder pursuant to the Exchange Offer acknowledges and agrees that it is not located or resident in the United Kingdom or, if it is located or resident in the United Kingdom, it is a person falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or within Article 43(2) of the Order, or a person to whom this Letter or the accompanying Prospectus may lawfully be communicated in accordance with the Order and (x) the Holder is not acting on behalf of any person who could not truthfully and completely make the representations contained in the forgoing subclauses (i) through (ix). If the Holder is a broker-dealer who holds Initial Notes acquired for its own account as a result of market-making activities or other trading activities, and who will receive Exchange Notes in exchange for the Initial Notes pursuant to the exchange offer, it may be a statutory underwriter and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the Holder will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Very truly yours,

[INSERT NAME OF DTC PARTICIPANT]

Annex A

Guarantors

Guarantor	Jurisdiction of Incorporation or Organization

Melco Crown Entertainment Limited	Cayman Islands
MPEL International Limited	Cayman Islands
Melco Crown Gaming (Macau) Limited	Macau Special Administrative Region of the People’s Republic of China
MPEL Nominee One Limited	Cayman Islands
MPEL Investments Limited	Cayman Islands
Altira Hotel Limited	Macau Special Administrative Region of the People’s Republic of China
Altira Developments Limited	Macau Special Administrative Region of the People’s Republic of China
Melco Crown (COD) Hotels Limited	Macau Special Administrative Region of the People’s Republic of China
Melco Crown (COD) Developments Limited	Macau Special Administrative Region of the People’s Republic of China
Melco Crown (Cafe) Limited	Macau Special Administrative Region of the People’s Republic of China
Golden Future (Management Services) Limited	Macau Special Administrative Region of the People’s Republic of China
MPEL (Delaware) LLC	Delaware
Melco Crown Hospitality and Services Limited	Macau Special Administrative Region of the People’s Republic of China
Melco Crown (COD) Retail Services Limited	Macau Special Administrative Region of the People’s Republic of China
Melco Crown (COD) Ventures Limited	Macau Special Administrative Region of the People’s Republic of China
COD Theatre Limited	Macau Special Administrative Region of the People’s Republic of China
Melco Crown COD (HR) Hotel Limited	Macau Special Administrative Region of the People’s Republic of China
Melco Crown COD (CT) Hotel Limited	Macau Special Administrative Region of the People’s Republic of China
Melco Crown COD (GH) Hotel Limited	Macau Special Administrative Region of the People’s Republic of China

3